Exhibit 5.1

[Letterhead of Dennis L. Schoff]

March 14, 2006

Lincoln National Corporation

Lincoln National Capital VII

Lincoln National Capital VIII

Lincoln National Capital IX

1500 Market Street, Suite 3900

Philadelphia, Pennsylvania 19102

Ladies and Gentlemen:

In my capacity as General Counsel of Lincoln National Corporation, an Indiana corporation (the “Company”), I am furnishing this opinion in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (as it may be amended or supplemented from time-to-time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the contemplated issuance by the Company from time to time of the following securities (the “Registered Securities”): (i) unsecured senior debt securities and junior subordinated debt securities (the “Debt Securities”), which may be issued pursuant to an Indenture dated as of September 15, 1994, as supplemented from time to time, between the Company and The Bank of New York, as trustee (as so supplemented, the “Senior Indenture”), and a Junior Subordinated Indenture dated as of May 1, 1996, as supplemented by the First Supplemental Indenture dated as of August 14, 1998, as may be further supplemented from time to time, between the Company and Bank One Trust Company, National Association (as successor in interest to The First National Bank of Chicago), as trustee (as so supplemented, the “Junior Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”); (ii) shares of preferred stock, no par value per share (the “Preferred Stock”), which may be represented by depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Receipts”); (iii) shares of common stock of the Company, no par value per share (the “Common Stock”); (iv) warrants to purchase any of the foregoing Debt Securities, Preferred Stock and Common Stock (the “Warrants”); (v) stock purchase contracts (“Stock Purchase Contracts”) to purchase shares of Common Stock or Preferred Stock; (vi) stock purchase units, each representing ownership of a Stock Purchase Contract and any of (x) Debt Securities, (y) debt obligations of third parties, including U.S. Treasury Securities, or (z) trust preferred securities (“Trust Preferred Securities”) of Lincoln National Capital VII, Lincoln National Capital VIII or Lincoln National Capital IX (each, a “Lincoln Trust,” and collectively, the “Lincoln Trusts”); (vii) Trust Preferred Securities; and (viii) guarantees of the Company of Trust Preferred Securities of the Lincoln Trusts which may be issued pursuant to Guarantee Agreements to be executed by the Company.

In so acting, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth. I have also made such inquiries of such officers and representatives as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In rendering this opinion, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents.

In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect on such parties. In addition, I have assumed (i) a definitive purchase, underwriting or similar agreement with respect to any Registered Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (ii) that all Registered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, and (iii) any securities issuable upon conversion, exchange, redemption or exercise of any Registered Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise and, with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Articles of Incorporation, as amended, and not otherwise reserved for issuance. As to any facts material to the opinions expressed herein that I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

Based on the foregoing, and subject to the qualifications, exceptions and assumptions stated herein, I am of the opinion that:

1.    When (i) the Registration Statement has become effective under the Securities Act; (ii) the terms of the Preferred Stock have been duly and properly authorized for issuance and Articles of Amendment to the Articles of Incorporation, as amended, of the Company classifying the Preferred Stock and setting forth the terms thereof have been filed and accepted for record; and (iii) such shares of Preferred Stock have been duly issued, sold and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such shares of Preferred Stock (including any Preferred Stock duly issued (x) upon the exercise of any Warrants exercisable for Preferred Stock, (y) upon the conversion or exchange of any Debt Securities that are convertible or exchangeable into Preferred Stock or (z) pursuant to Stock Purchase Contracts), will be validly issued, fully paid and nonassessable.

2.   When (i) the Registration Statement has become effective under the Securities Act; (ii) the shares of Common Stock have been duly and properly authorized for issuance; and (iii) the shares of Common Stock have been duly issued, sold and paid for as contemplated in the Registration Statement and any prospectus supplement relating thereto, the shares of Common Stock (including any Common Stock duly issued (w) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (x) upon the exercise of any Warrants exercisable for Common Stock, (y) upon the conversion or exchange of any Debt Securities that are convertible or exchangeable into Common Stock or (z) pursuant to Stock Purchase Contracts), will be validly issued, fully paid and nonassessable.

3.   Assuming that the Indentures, any Debt Securities, and any Board Resolution (as defined in the applicable Indenture) or supplemental indenture with respect to the issuance of such Debt Securities have been duly authorized, when (i) the Registration Statement has become effective under the Securities Act; (ii) a Board Resolution or supplemental indenture in respect of the Debt Securities has been duly authorized, executed and delivered; (iii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and the applicable Board Resolution or supplemental indenture relating to such Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iv) the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and the applicable Board Resolution or supplemental indenture relating to such Debt Securities, and duly issued, sold and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, the Debt Securities (including any Debt Securities duly issued (x) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Debt Securities, (y) upon exercise of any Warrants exercisable for Debt Securities or (z) as part of Stock Purchase Units) will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4.  Assuming that a Deposit Agreement relating to the Depositary Shares (the “Deposit Agreement”) has been duly authorized, when (i) the Registration Statement has become effective under the Securities Act; (ii) the Deposit Agreement has been duly executed and delivered; (iii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement relating to such Depositary Shares so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (iv) the Preferred Stock has been duly and properly authorized for issuance and Articles of Amendment to the Articles of Incorporation of the Company classifying the Preferred Stock and setting forth the terms thereof have been filed and accepted for record; (v) such shares of Preferred Stock have been duly issued, sold and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (vi) the Receipts evidencing the Depositary Shares are duly issued against the deposit of the Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

5.  Assuming that a Warrant Agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized, when (i) the Registration Statement has become effective under the Securities Act; (ii) the Warrant Agreement has been duly executed and delivered; (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iv) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6.     Assuming that a Purchase Contract Agreement relating to the Stock Purchase Contracts and such Stock Purchase Contracts have been duly authorized, when (i) the Registration Statement has become effective under the Securities Act; (ii) the Purchase Contract Agreement has been duly executed and delivered; (iii) the terms of the Stock Purchase Contracts have been duly established in conformity with the Purchase Contract Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (iv) the Stock Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement relating to such Stock Purchase Contracts, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.     Assuming that the Stock Purchase Units, a Purchase Contract Agreement relating to the Stock Purchase Contracts comprising a part of the Stock Purchase Units and such Stock Purchase Contracts have been duly authorized, when (i) the Registration Statement has become effective under the Securities Act; (ii) the Purchase Contract Agreement has been duly executed and delivered; (iii) the terms of the Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the Purchase Contract Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (iv) the terms of the collateral arrangements relating to such Stock Purchase Units have been duly established and the agreement(s) relating thereto has been duly executed and delivered, in each case so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and the collateral has been deposited with the collateral agent in accordance with such arrangements; and (v) the Stock Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement relating to such Stock Purchase Contracts, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8.  Assuming that the Guarantees have been duly authorized, when (i) the Registration Statement has become effective under the Securities Act; (ii) the applicable Guarantee Agreement has been duly executed and delivered, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iii) the Preferred Securities have been duly issued and delivered by the applicable Lincoln Trust as contemplated by the Registration Statement and any prospectus supplement relating thereto, the Guarantees will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

a.          My opinions herein reflect only the application of applicable laws of the State of Indiana and the federal laws of the United States of America. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and I undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and I assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering my opinions, I have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

b.         My opinions set forth in paragraphs 3 through 8 above are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws effective or relative to the rights and remedies of creditors generally, including, without limitation, laws relative to fraudulent conveyances, preferences and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) requirements that a claim with respect to any Debt Securities or Guarantees denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

c.          My opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

d.         I express no opinion as to the enforceability of any rights to indemnification or contribution provided for in any Indentures or other agreements which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights.

e.          I express no opinion as to the enforceability of any provision in any Indentures, Deposit Agreements, Warrant Agreements, Purchase Contract Agreements, Guarantee Agreements or other agreements purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue or (B) confer subject matter jurisdiction on a court not having independent grounds therefore or (C) modify or waive the requirements for effective service of process for any action that may be brought or (D) waive the right of the Company or any other person to a trial by jury or (E) provide that remedies are cumulative or that decisions by a party are conclusive or (F) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law.

f.            You have informed me that you intend to issue the Registered Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. I understand that prior to issuing any Registered Securities you will afford me an opportunity to review the operative documents pursuant to which such Registered Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as I may reasonably consider necessary or appropriate by reason of the terms of such Registered Securities.

I consent to the use of this opinion as an exhibit to the Registration Statement. I also consent to any and all references to myself in the joint proxy statement/prospectus which is part of said Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Dennis L. Schoff
Dennis L. Schoff
Senior Vice President and General Counsel